EXHIBIT 10.9

Supplemental Lease Agreement (English Translation)

Lessor (Party A): Beijing Na Sheng Hong Sale and Service Center
Address:
Entrusted Agent:

Lessee (Party B): Shenzhen Portercity Investment and Management Co., Ltd.
Address:
Entrusted Agent:

Whereas Party A and Party B enter into “House Lease Contract” (hereinafter referred to as “Contract”) this 27th Nov, 2017. Both Parties, through friendly negotiation, hereby set out this Supplementary Agreement, and the said agreement shall be binding to both Parties.

Article I House Decoration

Party A delivers ready-to-live house to Party B and agrees Party B for house decoration. Party B shall also be responsible for the fee arise from decoration, the application for firefighting matters and the fee caused herein.

Article II Rent-free Period

2.1 Both Party A and Party B agree that the rent-free period for the house leasing shall start form 1st Dec. 2017 to 28th Feb, 2018, the administrative fee during this period shall be borne by Party B.

2.2 The expiry of rent-free period. The official rental fee shall be calculated from 1st March, 2018.

Article III Deposit and House Rental Fee

3.1 Deposit. Upon the signing of the agreement, Party B shall pay 100,000 RMB as deposit. The said deposit shall be transferred as house leasing deposit under the Article IX of Contract upon both Parties complete the filing procedures of house leasing with the related departments.

3.2 Upon the completion of the house filing procedures by both Parties, Party B shall pay the following fee to Party A:

3.2.1 House leasing deposit. Party B shall sufficiently supplement the house leasing deposit to Party B in accordance with the Article IX of the Contract.

3.2.2 Rental fee. Party A is responsible for paying the rental fee for the first two months. Starting from the third month upon the expiry of the rent-free period, Party B shall pay monthly rental fee to Party A before 10th

Article IV Agency Fee

The agency fee arise from the Contract signed by both Parties, the said fee shall be borne by Party B.

Article V Miscellaneous

5.1 The Agreement shall come into force upon the signature.

5.2 The agreement shall be deemed as an integral part of the Contract and bear the equal legal validity upon the said agreement come into force.

5.3 In addition to the amendments stipulate explicitly in the agreement, the rest part of the Contract shall remain fully validity. Provided that any conflict arise with the Contract, the agreement shall be prevail.

5.4 the Agreement shall be made in triplicate, one for Party A, one for Party B and one for contract registration authority.

Party A (Seal): Company Seal

Legal Representative: /s/ Wang Zhongyong
Entrusted Agent:

Date: November 27, 2017
Party B (Seal): Company Seal

Legal Representative:
Entrusted Agent:  /s/ Zhenquan Li
Date: November 27, 2017